UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 18, 2019

Internap Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31989	91-2145721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number

12120 Sunset Hills Road, Suite 330, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	INAP	Nasdaq Global Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On June 18, 2019, the Board of Directors of Internap Corporation (the “Company”) amended that certain employment agreement, dated September 12, 2016, by and between the Company and Peter D. Aquino (the “Employment Agreement”).

The principal changes to the Employment Agreement consist of the following: (i) an increase in annual cash incentive bonus at a target level from 100% to 120% of earned base salary, in accordance with performance criteria established by the Company’s Board of Directors; and (ii) twenty-four (24) months of severance pay for a Qualifying Termination (as defined in the Employment Agreement) equal to two times the sum of base salary and target annual cash incentive bonus.

The foregoing summary of the material terms of the amendment to Mr. Aquino’s Employment Agreement is qualified by reference to the full text of the agreement, which is included as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description

10.1	Amendment No. 3 to Employment Agreement, dated June 18, 2019, by and between Peter D. Aquino and Internap Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: June 18, 2019	By:	/s/ Richard P. Diegnan
Richard P. Diegnan
EVP and General Counsel